UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 20, 2003

Date of Report (Date of earliest event reported)

KOPPERS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-12716	25-1588399
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

(Address of principal executive offices)

(412) 227-2001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On November 20, 2003 the Company announced the curtailment of operations at its Woodward, Alabama tar distillation facility effective December 31, 2003 due to difficult business conditions. The curtailment will result in a shutdown of production and the elimination of 32 employee positions; the facility will continue to operate as a terminal to store and distribute various coal tar materials. The estimated charge to earnings for the fourth quarter of 2003 is expected to be approximately $6.6–$7.6 million, $5.0 million of which is expected to be cash charges for severance and various closure costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2003

KOPPERS INC.

By:	/s/ Brian H. McCurrie
Brian H. McCurrie Vice President and Chief Financial Officer